Exhibit 99.1

Synchronoss Technologies Reports Second Quarter 2022 Results

Cloud Subscriber Growth of 18% Drives Cloud Revenue Increase of 12%

Net Income of $5.3 million versus Loss of $23.9 million in Prior Year

Adjusted EBITDA of $14.2 million, 21.8% Adjusted EBITDA Margin, Up from 18.6% in the Prior Year

Free Cash Flow of $3.6 million, Adjusted Free Cash Flow of $6.7 million

Company Maintains 2022 EBITDA Expectations, Narrows Revenue Guidance Range

BRIDGEWATER, NJ - August 9, 2022 - Synchronoss Technologies Inc. (“Synchronoss” or the “Company”) (NASDAQ: SNCR), a global leader and innovator in cloud, messaging, and digital products and platforms, today reported financial results for its second quarter ended June 30, 2022.

Second Quarter and Recent Operational Highlights:

•Announced 18% year-over-year Cloud subscriber growth for the second quarter of 2022, an improvement from a 16% increase for the second quarter of 2021. The strong growth has been driven by continued adoption of the Company’s Cloud product with existing customers and newly launched customers, including Verizon and AT&T.
•Launched two new premium Personal Cloud solutions with Telkomsigma, the IT and digital services arm of Telkomsel, Indonesia’s largest mobile operator. Following an announced agreement in November, Telkomsigma is now making its Floudrive service, powered by Synchronoss Personal Cloud, available to university students and 170 million Telkomsel mobile customers in Indonesia, another key APAC market in the Company’s geographic expansion of its core offering.
•Signed a new Personal Cloud Letter of Intent with Street Cred Capital, a leading fintech solutions provider in the mobile industry that has customers at major North American carriers, MVNOs, and retailers. The new relationship allows subscribers to finance Synchronoss Cloud, along with other products and accessories.
•Recognized as a 2022 ‘Product of the Year’ winner for Synchronoss Personal Cloud from Cloud Computing Magazine, underscoring the quality of innovation and service in the Company’s core business. The 2022 Cloud Computing Product of the Year Award recognizes vendors with the most innovative and beneficial cloud products and services that have been available to deploy within the past year.
•Certified and deployed the Synchronoss Personal Cloud and Email Suite on the Alibaba and Google Cloud Hosting Platforms, respectively. These platform extensions provide customers with the flexibility to select the hosting platform of their choice to deploy and scale Synchronoss solutions.
•Completed sale to iQmetrix of the Company’s Digital Experience Platform (“DXP”) and Activation Solutions (“Activation”) businesses. This transaction supports the Company’s goals of enhanced operating flexibility through a leaner business model focusing on its Cloud and Messaging portfolios and provides additional liquidity to support an improved capital structure.

Management Commentary

“Our double-digit Cloud revenue increase in the second quarter marked the fourth consecutive period of year-over-year growth in Cloud, denoting twelve months of consistent topline improvement and accelerated growth in our core business,” stated Jeff Miller, President and CEO of Synchronoss. “Our resilient performance continues to be driven by healthy subscriber growth, which hit 18% for the second straight quarter, leading to record gross margins and an improved cash flow profile. Operationally, we are continuing to drive growth with existing customers while also expanding into new markets and verticals. In just the last few weeks, we successfully launched two new premium Personal Cloud solutions with Telkomsel, marking the first phase of our deployment and opening the door to an additional 170 million potential customers. Early today, we also announced a Letter of Intent signing with Street Cred Capital, which further highlights the market expansion opportunities we are realizing for Synchronoss Cloud.

“While the global economic environment has caused delays in some customer decision making, our overall pipeline remains strong. The ongoing proliferation of 5G deployments should drive greater access to fixed wireless solutions enabling wider adoption of our Cloud for Home offering. We also continue to have significant expansion opportunities within our existing and newly launched customers. Collectively, we believe Synchronoss stands at the nexus of several major tailwinds that support our vision of sustainable, high-margin revenue growth now and in the years to come.”

Key Performance Indicators ("KPIs"):
•Strong Cloud subscriber growth of 18% was the key catalyst to a 12% year-over-year increase in second quarter Cloud revenue, continuing the Company’s trend of double-digit subscriber growth.
•Invoiced Cloud revenue increased 10.3% year-over-year to $37.4 million in the second quarter. This non-GAAP measure is reconciled within the financial statements below. This KPI is intended to provide greater transparency in the underlying Cloud revenue trends as it is not impacted by changes in deferred and unbilled revenue.
•Quarterly recurring revenue was 86.6% of total revenue, an increase from 84.9% of total revenue in the first quarter.
•GAAP revenue breakdown by product is included below:

	Q2 2022 vs Q2 2021
(in thousands)	Q2 2022 Revenue	Q2 2021 Revenue	% Increase/ (Decrease)	% of Total Q2 2022 Revenue
Cloud	$43,477	$38,891	11.8%	66.6%
Digital	10,437	12,131	(14.0)%	16.0%
Messaging	11,322	20,510	(44.8)%	17.4%
	$65,236	$71,532		100.0%

Second Quarter 2022 Financial Results:
•Total revenue decreased 9% to $65.2 million from $71.5 million in the prior year period. Revenue growth in the Cloud business was offset by one-time, accelerated revenue received from the Company’s CCMI contract in the previous year as well as the Company’s divestiture of the DXP and Activation assets in the quarter.
•Gross profit decreased 3% to $42.9 million (65.8% of total revenue) from $44.4 million (62.1% of total revenue) in the prior year period, primarily attributable to decreased revenue in the Company’s Messaging business from the CCMI dissolution and the previously noted sale of the DXP and Activation assets. The increase in gross margin was primarily attributable to increased revenue from high-margin Cloud subscriber growth, a license sale during the quarter and ongoing benefits from cost saving initiatives.
•Income (loss) from operations was $4.9 million compared to a loss of $(4.1) million in 2021. The improvement in operating income was a result of increased high margin Cloud revenue, reduced SG&A expenses and greater efficiency of R&D resources and other cost saving initiatives.

•Net income (loss) improved to $5.3 million, or $0.06 per share, compared to net loss of $(23.9) million, or $(0.54) per share, in the prior year period. The significant improvement in net income was primarily attributable to operational improvements and lower preferred stock dividends resulting from the Company’s June 2021 recapitalization.
•Adjusted EBITDA (a non-GAAP metric reconciled below) increased 7% to $14.2 million from $13.3 million in the prior year period. The increase in adjusted EBITDA resulted from increased revenue from high-margin Cloud subscriber growth and cost saving initiatives implemented throughout the prior year.
•Cash and cash equivalents were $25.5 million at June 30, 2022, compared to $21.7 million at March 31, 2022 and $31.5 million at December 31, 2021. Free cash flow was $3.6 million and adjusted free cash flow was $6.7 million. Contributing to positive cash flow during the second quarter was $4.3 million received in tax refunds.

Financial Commentary
Company CFO Taylor Greenwald added, “The second quarter was highlighted by meaningful profitability improvements in several key metrics as we increased gross margin to an all-time-high 65.8%, delivered net income of $5.3 million and recorded adjusted EBITDA of $14.2 million or 21.8% of revenue. The Company also produced $3.6 million in positive, unadjusted cash flow and $6.7 million of adjusted free cash flow, thanks in part to a $4.3 million tax refund received during the period. The strong quarterly performance resulted from the underlying strength of the Cloud business, which will continue to be a catalyst for growth."

2022 Financial Outlook
Compared to the second quarter of 2022, management expects third quarter revenue and adjusted EBITDA to be down slightly after factoring in an approximate $2 million impact from the sale of the DXP and Activation assets in the second quarter and recognition of approximately $4 million in deferred, non-cash revenue from the Cloud business, which benefited the second quarter and will not repeat in the third quarter. While the Company still expects to be free cash flow positive, on an adjusted basis, for the year, management expects third and fourth quarter cash flow results to decline moderately compared to the second quarter due to the non-recurring tax refund and timing of cash receipts and expenses. Looking to 2023, the Company expects to be free cash flow positive, on an unadjusted basis, given the trajectory of its Cloud business and the actions taken to drive down its cost structures.

Based on the financial performance in the first half of 2022 and better visibility into the remainder of the year, the Company is narrowing the range of its full year 2022 adjusted EBITDA expectations to between $48.0 million and $55.0 million from a previous range of $45.0 million to $55.0 million.

Additionally, the Company now expects GAAP revenue for the fiscal year ending December 31, 2022 to range between $260.0 million and $270.0 million. The comparable 2021 revenue is $265.0 million after adjusting for the divestiture of the Company’s DXP and Activation assets. Despite delay in some customer decision making and expectations due to the macroeconomic environment, the sales pipeline remains healthy and subscriber growth continues to be strong. Synchronoss is reiterating its projection for Cloud subscriber growth to continue at a double-digit rate on a year-over-year basis in 2022.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures."

Conference Call
Synchronoss will hold a conference call today, August 9, 2022, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Synchronoss management will host the call, followed by a question-and-answer period.

Registration Link: https://register.vevent.com/register/BIcc92c646ecc94181a5f9718229dd0aaa

Please register online at least 10 minutes prior to the start time. Upon registration, the webcast platform will provide dial-in numbers and a unique access code. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay at: https://edge.media-server.com/mmc/p/uk9abcwi and via the Investor Relations section of Synchronoss's website at www.synchronoss.com.

Non-GAAP Financial Measures
Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP although this non-GAAP financial information is derived from numbers that have been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, adjusted EBITDA, operating income (loss), net income (loss), effective tax rate, and earnings (loss) per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs, which include restructuring and cease-use lease expense, litigation, remediation and refiling costs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Forward-Looking Statements
This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. Synchronoss has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the impact of legal proceedings involving the Company, including the investigations by the Securities and Exchange Commission and the Department of Justice described in the Company’s most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available on the SEC’s website at www.sec.gov. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Synchronoss
Synchronoss Technologies (NASDAQ: SNCR) builds software that empowers companies around the world to connect with their subscribers in trusted and meaningful ways. The company’s collection of products helps streamline networks, simplify onboarding, and engage subscribers to unleash new revenue streams, reduce costs and increase speed to market. Hundreds of millions of subscribers trust Synchronoss products to stay in sync with the people, services, and content they love. Learn more at www.synchronoss.com.

Media Relations Contact:
Domenick Cilea
Springboard
dcilea@springboardpr.com

Investor Relations Contact:
Matt Glover and Tom Colton
Gateway Group, Inc.
SNCR@gatewayir.com

-Financial Tables to Follow-

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$25,512	$31,504
Accounts receivable, net	43,306	47,586
Operating lease right-of-use assets	22,791	26,399
Goodwill	209,806	224,577
Other assets	115,453	120,668
Total assets	$416,868	$450,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$64,032	$73,013
Deferred revenues	19,233	22,916
Debt, non-current	133,826	133,104
Operating lease liabilities, non-current	32,442	36,095
Other liabilities	8,124	9,778
Preferred stock	68,348	72,505
Redeemable noncontrolling interest	12,500	12,500
Stockholders’ equity	78,363	90,823
Total liabilities and stockholders’ equity	$416,868	$450,734

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues	$65,236	$71,532	$131,102	$137,031
Costs and expenses:
Cost of revenues[1]	22,316	27,142	47,155	55,779
Research and development	13,460	17,197	29,251	34,594
Selling, general and administrative	15,288	21,909	33,185	39,837
Restructuring charges	1,019	877	1,704	1,590
Depreciation and amortization	8,259	8,485	16,293	18,352
Total costs and expenses	60,342	75,610	127,588	150,152
Income (loss) from operations	4,894	(4,078)	3,514	(13,121)
Interest income	118	25	210	30
Interest expense	(3,343)	(144)	(6,668)	(239)
Gain on divestiture	2,622	—	2,622	—
Other income (expense), net	4,065	1,576	5,769	(1,820)
Income (loss) from operations, before taxes	8,356	(2,621)	5,447	(15,150)
(Provision) benefit for income taxes	(435)	201	(563)	364
Net income (loss) from operations	7,921	(2,420)	4,884	(14,786)
Net (loss) income attributable to redeemable noncontrolling interests	(75)	(50)	(190)	286
Preferred stock dividend	(2,519)	(21,476)	(4,957)	(32,006)
Net income (loss) attributable to Synchronoss	$5,327	$(23,946)	$(263)	$(46,506)

Earnings (loss) per share:
Basic	$0.06	$(0.54)	$—	$(1.07)
Diluted	$0.06	$(0.54)	$—	$(1.07)
Weighted-average common shares outstanding:
Basic	87,124	44,131	86,031	43,438
Diluted	89,249	44,131	86,031	43,438
________________________________
1    Cost of revenues excludes depreciation and amortization which are shown separately.

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Six Months Ended June 30,
	2022	2021
Net income (loss) from continuing operations	$4,884	$(14,786)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash items	17,432	22,584
Changes in operating assets and liabilities	(15,588)	369
Net cash provided by operating activities	6,728	8,167

Investing activities:
Purchases of fixed assets	(573)	(1,250)
Purchases of intangible assets and capitalized software	(10,695)	(10,959)
Other investing activities	7,500	550
Net cash used in investing activities	(3,768)	(11,659)

Net cash (used in) provided by financing activities	(8,517)	2,687
Effect of exchange rate changes on cash	(435)	(296)
Net decrease in cash and cash equivalents	(5,992)	(1,101)

Cash and cash equivalents, beginning of period	31,504	33,671
Cash and cash equivalents, end of period	$25,512	$32,570

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$65,236	$71,532	$131,102	$137,031
Less: Cost of revenues	22,316	27,142	47,155	55,779
Gross Profit	42,920	44,390	83,947	81,252
Add / (Less):
Stock-based compensation expense	139	379	360	857
Restructuring, transition and cease-use lease expense	148	—	971	27
Adjusted Gross Profit	$43,207	$44,769	$85,278	$82,136
Adjusted Gross Margin	66.2%	62.6%	65.0%	59.9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Net loss attributable to Synchronoss	$5,327	$(23,946)	$(263)	$(46,506)
Add / (Less):
Stock-based compensation expense	964	2,345	2,891	5,066
Restructuring, transition and cease-use lease expense	1,381	2,918	3,392	4,975
Amortization expense	2,490	3,206	5,033	6,815
Litigation, remediation and refiling costs, net	(1,292)	3,607	(315)	3,542
Non-GAAP Net income (loss) attributable to Synchronoss	$8,870	$(11,870)	$10,738	$(26,108)

Diluted Non-GAAP Net income (loss) per share	$0.10	$(0.27)	$0.12	$(0.60)

Weighted shares outstanding - Dilutive	89,249	44,131	86,031	43,438

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands)

	Three Months Ended					Six Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Net loss attributable to Synchronoss	$5,327	$(5,590)	$(2,114)	$(9,831)	$(23,946)	$(263)	$(46,506)
Add / (Less):
Stock-based compensation expense	964	1,927	1,950	2,289	2,345	2,891	5,066
Restructuring, transition and cease-use lease expense	1,381	2,011	2,286	2,981	2,918	3,392	4,975
Litigation, remediation and refiling costs, net	(1,292)	977	(30)	9,316	3,607	(315)	3,542
Depreciation and amortization	8,259	8,034	9,498	8,215	8,485	16,293	18,352
Interest income	(118)	(92)	15	(24)	(25)	(210)	(30)
Interest expense	3,343	3,325	3,248	2,933	144	6,668	239
Gain on divestiture	(2,622)	—	—	—	—	(2,622)	—
Other expense (income), net	(4,065)	(1,704)	1,388	1,669	(1,576)	(5,769)	1,820
(Benefit) provision for income taxes	435	128	169	(6,982)	(201)	563	(364)
Net loss (income) attributable to noncontrolling interests	75	115	130	—	50	190	(286)
Preferred dividend[1]	2,519	2,438	1,781	1,722	21,476	4,957	32,006
Adjusted EBITDA (non-GAAP)	$14,206	$11,569	$18,321	$12,288	$13,277	$25,775	$18,814
___________________________
1 Includes preferred stock amortization costs accelerated due to Series A Preferred stock redemption in the second quarter of 2021.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$9,421	$5,906	$6,728	$8,167
Add / (Less):
Capitalized software	(5,450)	(5,917)	(10,695)	(10,959)
Property and equipment	(419)	(529)	(573)	(1,250)
Free Cashflow	3,552	(540)	(4,540)	(4,042)
Add / (Less): Litigation and remediation costs, net	1,471	(482)	674	741
Add: Restructuring	1,642	2,238	4,433	4,509
Adjusted Free Cashflow	$6,665	$1,216	$567	$1,208

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Cloud Revenue	$43,477	$38,891	$84,978	$77,787
Increase / (Decrease) Change in Deferred Revenue	(4,074)	(4,895)	(7,721)	(10,200)
(Increase) / Decrease: Change in Unbilled Receivables & Contract Assets	(2,012)	(83)	(3,837)	192
Invoiced Cloud Revenue	$37,391	$33,913	$73,420	$67,779

Invoiced Cloud Revenue is defined as GAAP revenue for Cloud disaggregated revenue stream, plus the period change in deferred revenue balance related to the Cloud revenue stream, less the period change in Unbilled Receivables and Contract Assets balance related to the Cloud revenue stream.